UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On April 26, 2017, Real Goods Solar, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A and a Notice of Internet Availability of Proxy Materials with the Securities and Exchange Commission. The Company is hereby making this filing to provide an update to information related to the 2017 Special Meeting of Shareholders.

On April 26, 2017, the Company retained the services of MacKenzie Partners, Inc. (“MacKenzie Partners”), a professional solicitation firm, as proxy solicitor for the Company’s 2017 Special Meeting of Shareholders. The Company expects to pay MacKenzie Partners approximately $7,500 for the services it will perform as proxy solicitor in connection with the 2017 Special Meeting of Shareholders. Further, the Company will reimburse MacKenzie Partners for its reasonable out-of-pocket expenses in connection therewith. The Company has also agreed to indemnify MacKenzie Partners against certain liabilities relating to or arising out of the engagement.

The Company plans to send the attached form of letter to certain of its shareholders who have not yet submitted proxies for the 2017 Special Meeting of Shareholders.

May 24, 2017

Dear Shareholder:

Our records indicate that you have not yet voted your shares for the Real Goods Solar special meeting to be held on June 2, 2017. To ensure that your shares are counted, please take a moment right now and return the enclosed proxy card.

At the special meeting, shareholders will be asked to consider and approve an amendment of the Real Goods Solar 2008 Long Term Incentive Plan to increase the number of shares authorized for issuance under the Plan and the number of shares that a participant may receive.

Currently under the Real Goods Solar 2008 Long Term Incentive Plan, the pool of stock options available to employees is 52,536 or 0.70% of the outstanding shares of common stock. Our Board recommends that you vote “FOR” this proposal to ensure employees are adequately compensated in relation to the industry.

Time is short. Please vote today by Internet or telephone to ensure that your vote is counted.

	INTERNET		TOLL-FREE TELEPHONE

1.	Go to the www.proxyvote.com.	1.	Call (800) 454-8683 toll-free.
2.	Locate the 12 digit Control Number printed on the enclosed vote instruction form. The Control Number is printed on the right	2.	When prompted, enter the 12 digit control number printed on your voting instruction form.
	side of the voting instruction form under the CUSIP number.	3.	Follow the simple recorded instructions.
3.	Follow the simple instructions on the website.

Your vote is important, no matter how many or how few shares you own!

If you have any questions or need assistance in voting your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free or (212) 929-5500.

Thank you for your continued support.

Sincerely,

Dennis Lacey

Chief Executive Officer and Secretary

Real Goods Solar, Inc.